Exhibit 10.1

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Second Amendment to

Transdermal Fentanyl Agreements

This Second Amendment to the Transdermal Fentanyl  Agreements (this “Second Amendment”) is made and entered into as of June 26, 2015 (the “Second Amendment Effective Date”), by and between Par Pharmaceutical, Inc., a Delaware corporation having a place of business at One Ram Ridge Road, Spring Valley, NY 10977 (“Par”),  and Corium International, Inc., a Delaware corporation having a place of business at 235 Constitution Drive, Menlo Park, CA 94025 (“Corium”).   Each of Par and Corium is a “Party” and collectively, the “Parties”).

RECITALS

A. The Parties entered into that certain Amendment to Transdermal Fentanyl Agreements, dated July 24, 2013, pursuant to which the Parties agreed to amend (i) that certain Product Development, Collaboration and License Agreement, dated as of May 11, 2002 and amended as of November 12, 2003, September 28, 2007, July 24, 2013 and November 19, 2013 (the “Collaboration Agreement”) and (ii) that certain Manufacturing and Supply Agreement for Transdermal Fentanyl, dated November 12, 2003 and amended as of July 24, 2013 (the “Supply Agreement” and, together with the Collaboration Agreement, the “Agreements”).

B. The Parties have now agreed to further amend the Agreements with this Letter Agreement as set forth herein.

NOW, THEREFORE, in consideration of the above premises and mutual covenants contained herein, and intending to be mutually bound thereby, the Parties hereby agree to amend the Agreements as follows. Unless otherwise defined in this Amendment, capitalized terms used herein will have the same meaning as in the Agreements.

AGREEMENT

1.

Pricing Change.  The Parties hereby agree that as of the Second Amendment Effective Date that the transfer price for the currently marketed Licensed Product will be revised as more fully set forth in the Pricing Addendum attached hereto as Exhibit A.

2.

Termination of Royalty Obligations.  As of the Effective Date, the royalty obligations set forth in the Agreements shall be terminated. For clarity, Par shall only be obligated to pay the pricing set forth in Addendum A to Corium for any Product purchased after the Effective Date.

3.	Effects of Royalty Termination. Notwithstanding anything to the contrary, as of the Effective Date the following provisions shall apply:
a.	Royalties will be paid on all purchase orders placed prior to the Second Amendment Effective Date.
b.	All true-ups relating to sales prior to the Second Amendment Effective Date shall cease. For clarity the last true up under the Agreements shall be the true up of March 31, 2015.

c.	Par will cooperate with reasonable regulatory requests (such cooperation not to be unreasonably withheld) to implement an agreed upon cost savings plan.
d.

Par shall retain exclusive rights to the Fentanyl Reservoir patch (a reservoir-based fentanyl patch that is the AB-rated generic equivalent to DURAGESIC®) which is being manufactured and delivered as of the Second Amendment Effective Date.  Any exclusive rights of Par related to any Product other than such Fentanyl Reservoir patch shall hereby be terminated.

e.	The contractual minimum requirement for insurance related to fentanyl claims shall be amended to $[*] ($[*]) for both Parties.
4.

No Further Amendments:  Except as expressly amended by the provisions hereof, the Agreements remain in full force and effect and binding on the Parties hereto.  Corium hereby acknowledges and agrees that there are no outstanding or accrued payment obligations in respect of the Matrix Product under any of the Agreements owed by Par as of the Effective Date.

5.

Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.  This Letter Agreement may be executed and delivered by facsimile or other means of electronic transmission pursuant to which the signature of or on behalf of a Party can be seen and upon such delivery the facsimile or other electronic transmission signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their duly authorized officers in acceptance of its terms:

Par Pharmaceutical, Inc.	Corium International, Inc.
By: /s/ Chad Gassert	By: /s/ Christina Dickerson
Print Name: Chad Gassert	Print Name: Christina Dickerson
Title: SVP Business Development	Title: VP, Corporate Development

Confidential Treatment Requested

EXHIBIT A

Pricing Addendum

[*]

Confidential Treatment Requested